Exhibit 10.5

                    AGREEMENT TO EXTEND MANAGEMENT AGREEMENT

          This Agreement to Extend Management Agreement (the "Extension Agreement") is made as of November 14, 2002, by and between FBR Asset Investment Corporation (the "Company") and Friedman, Billings, Ramsey Investment Management, Inc. (the "Manager").

          WHEREAS, the Company and the Manager are parties to that certain Management Agreement, dated as of December 17, 1997, as extended and amended by that certain Agreement to Extend and Amend Management Agreement, dated as of December 17, 1999, as further extended and amended by that certain Agreement to Extend and Amend Management Agreement, dated as of December 17, 2000, and as further extended and amended by that certain Agreement to Extend Management Agreement, dated as of December 17, 2001 (the "Management Agreement");

          WHEREAS, the Management Agreement provides in Section 12 thereof that the parties may extend the term of the Management Agreement for up to 12 months by executing a written extension; and

          WHEREAS, the parties have determined to extend the term of the Management Agreement by 12 months, from December 17, 2002, to December 17, 2003, in accordance with Section 12 of the Management Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

          SECTION 1. EXTENSION. The parties hereby agree to extend the term of the Management Agreement from December 17, 2002 to December 17, 2003.

          SECTION 2. TERMINATION OR CONSUMMATION OF MERGER AGREEMENT. In the event the Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Friedman, Billings, Ramsey Group, Inc. and Forest Merger Corporation (the "Merger Agreement") is terminated for any reason by any party thereto, from and after the date of any such termination the Company shall have the right to terminate the Management Agreement without penalty upon 60 days prior written notice to the Manager. In the event the Effective Time, as defined in the Merger Agreement, occurs, the Management Agreement shall terminate automatically effective as of the Effective Time.

          SECTION 3. OTHER TERMS. Other than as expressly extended hereby, all other terms, conditions and provisions of the Management Agreement shall remain in effect during the 12 month extension provided for hereby, unless the Management Agreement is amended in writing by the parties or is sooner terminated in accordance with the provisions hereof or thereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date first written above.

FBR ASSET INVESTMENT CORPORATION   FRIEDMAN, BILLINGS, RAMSEY
                                   INVESTMENT MANAGEMENT, INC.



By:  /s/ Richard J. Hendrix        By:  /s/ Kurt R. Harrington
   ------------------------------     ------------------------------------
Name:    Richard J. Hendrix        Name:  Kurt R. Harrington
Title:   Chief Financial Officer   Title: Chief Financial Officer and Treasurer







                                      -2-